UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2019

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-231736	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc. 777 Post Oak Boulevard, Suite 800 Houston, TX 77056
(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.

Other Events.

On November 18, 2019, Vantage Drilling International (the “Company”) issued a press release announcing that its board of directors authorized and directed the conversion of all of the Company’s currently outstanding 1%/12% Step-Up Senior Secured Third Lien Convertible Notes (the “Notes”), into ordinary shares of the Company (the “Conversion”), pursuant to and in accordance with the terms of the indenture governing the Notes. The Company also announced that it delivered an instruction to the trustee of the Notes to effectuate the Conversion of all of the outstanding Notes.

In connection with the Conversion, the Company expects to issue an additional 8,114,984 ordinary shares in respect of the Notes, as a result of which the Company will have 13,115,037 issued and outstanding ordinary shares. The Company expects that all outstanding Notes will be converted into ordinary shares of the Company on or around December 3, 2019, at which time the Notes, and the Company’s stapled securities, would no longer be outstanding.

In addition, the Company announced that on November 15, 2018, Vantage Deepwater Drilling Company and Vantage Deepwater Drilling, Inc., subsidiaries of the Company, purchased a Specific Litigation Insurance Policy (the “Policy”). The Policy covers, subject to certain limited exclusions and conditions, the risk arising in connection with the receipt by the Company’s subsidiaries, from subsidiaries of Petroleo Brasileiro S.A. (“Petrobras”), of payments relating to the judgment entered in the lawsuit captioned Vantage Deepwater Company, et al. v. Petrobras America, Inc., et al., Case No. 4:18-CV-2246, U.S. District Court, Southern of Texas, Houston Division, and relating to the arbitration award that is the subject of such lawsuit, prior to the exhaustion of appeals in the lawsuit, including the appeal therefrom (Case No. 19-20435 in the United States Court of Appeals for the Fifth Circuit).

The Company’s subsidiaries received $701 million from the subsidiaries of Petrobras. The limit on said policy, together with other assurances obtained by the Company, are expected to cover the entire amount of the payment received by the Company’s subsidiaries from the subsidiaries of Petrobras. However, the Company cannot guarantee that such insurance will be available or sufficient to cover all potential risks that may arise in connection with the ongoing matters with Petrobras.

The Company also announced that its board of directors declared a special cash dividend in the aggregate amount of $525 million, or $40.03 per share following the Conversion, payable on December 17, 2019, to shareholders of record as of the close of business on December 10, 2019. The full text of that release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release of Vantage Drilling International, dated November 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary